Exhibit 99.1

MassRoots Announces Voting Results of 2018 Annual Meeting and Adjournment of Proposal with respect to Second Amended and Restated Certificate of Incorporation

Shareholders Re-Elect MassRoots, Inc.’s Board of Directors by an Overwhelming Majority of Proxies Cast

DENVER, June 13, 2018 -- MassRoots, Inc. (“MassRoots” or the “Company”) (OTCQB:MSRT), a leading technology platform for the regulated cannabis industry, announced results of its 2018 annual meeting of stockholders.

The nominees to be appointed to the Company’s Board of Directors were all re-elected by an overwhelming majority of the votes cast at the annual meeting. In addition, stockholders approved the following proposals: (i) approval of the Company’s 2018 Equity Incentive Plan and the reservation of 25,000,000 shares of common stock for the issuance thereunder; (ii) ratification of the appointment of RBSM LLP as the Company’s independent public accountant for the fiscal year ended December 31, 2018; (iii) an advisory vote on executive compensation; and (iv) approval of a three-year frequency for holding an advisory vote on executive compensation.

The meeting was adjourned with respect to the proposal to approve the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”). The meeting will reconvene on June 15, 2018, allowing stockholders additional time to vote on the Charter.

During the pendency of the adjourned meeting, stockholders holding shares as of the record date of April 20, 2018, who have not yet voted are encouraged to vote by 11:59 p.m. (EDT) on June 14, 2018. The adjourned meeting will be held on Friday June 15, 2018 at 4:30 p.m. (PDT) at the offices of Sheppard Mullin Richter & Hampton LLP, 333 South Hope Street, Los Angeles, CA 90071. Only stockholders of record on the record date of April 20, 2018 are entitled to and are being requested to vote. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked.

No changes have been made in the proposals to be voted on by stockholders at the annual meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

“We are focused on growing the number of dispensaries paying us $420 per month per retail location to list on our dispensary finder and gain access to our business portal,” stated Mr. Isaac Dietrich, Chairman of the Board and Chief Executive Officer of the Company. “Currently, there are approximately 1,700 dispensaries in the United States, which we believe could grow to 2,500 locations over the next year. Our goal is to engage a minimum of 1,000 locations by the end of 2018.”

About MassRoots

MassRoots, Inc. is one of the leading technology platforms for the regulated cannabis industry. Powered by more than one million registered users, the Company's mobile apps empower consumers to make educated cannabis purchasing decisions through community-driven reviews. With a significant market share of medical cannabis patients in certain markets and more than 35,000 shareholders, the Company believes it is uniquely positioned to best serve the needs of the cannabis industry. For more information, please visit MassRoots.com/Investors and review MassRoots' filings with the U.S. Securities and Exchange Commission.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Massroots’ reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in MassRoots’ Annual Report on Form 10-K, as amended by MassRoots’ Quarterly Report on Form 10-Q. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.